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                                                                   EXHIBIT 21.1

                        SUBSIDIARIES OF SERV-TECH, INC.


                                           State or Other Jurisdiction
Name of Subsidiary                        Incorporation or Organization
------------------                        -----------------------------
SECO Industries, Inc.                               Louisiana

Serv-Tech EPC, Inc.                                  Nevada

ST Piping, Inc.                                       Texas

Terminal Technologies, Inc.                           Texas

Hartney Industrial Services Corporation              Nevada

F.C. Schaffer & Associates, Inc.                    Louisiana

Delta Maintenance, Inc.                             Louisiana

Chemisolv Holdings, Inc.                            Delaware

Hill Technical Services, Inc.                         Texas